UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): April 27, 2015

                   Blue Water Global Group, Inc.

 (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-174557 (Commission File Number)	45-0611648 (I.R.S. Employer Identification Number)

              202 Osmanthus Way, Canton, GA  30114

 (Address of principal executive offices and zip code)

            Tel: (949) 264-1475, Fax: (949) 607-4052

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule I4a-12 under the Exchange Act (17CFR240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively, “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management.  When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions identify forward looking statements as they relate to our business or our management.  Such statements reflect management’s current view of our business with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of our Annual Report filed on Form 10-K entitled “Risk Factors”) relating to our industry, operations and results of operations, and other relevant aspects of our business.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements contained within this Form 8-K and elsewhere.

Item 7.01

Regulation FD Disclosure

Blue Water Global Group, Inc. (“Blue Water”) recently repaid six outstanding convertible promissory notes.  The details of each note repayment is described in the below items.

Item 1.02

Termination of a Material Definitive Agreement

Repayment of Convertible Note to KBM Worldwide, Inc.

On November 13, 2014 (“Closing Date”), Blue Water completed the sale of a Convertible Promissory Note (“KBM Note”) in the principal amount $65,000 with an interest rate of 8% per annum pursuant to the terms of a Securities Purchase Agreement between KBM Worldwide, Inc. (“KBM”), a New York corporation, and Blue Water (“KBM Agreement”).  The KBM Note matures on August 17, 2015 (“Maturity Date”).

On April 27, 2015, Blue Water repaid the KBM Note in full.  In accordance with this payment, the KBM Note was cancelled and returned to Blue Water.  Blue Water has no further obligation to KBM.

No shares of Blue Water’s common stock were issued to KBM.

Repayment of Convertible Note to Tangier’s Investment Group, LLC

On November 13, 2014 (“Closing Date”) Blue Water executed and sold to Tangier’s Investment Group, LLC (“Tangiers”) a $220,000 Convertible Promissory Note (“Tangiers Note”) bearing a 10% interest rate and simultaneously executed a Note Purchase Agreement (“Tangiers Agreement”).  The Tangiers Note provides for up to an aggregate of $200,000 in net proceeds after taking into consideration an Original Issued Discount (“OID”) of up to $20,000.  At closing Tangiers funded $55,000 of the Tangiers Note ($50,000 net after taking into consideration a prorated OID of $5,000).  The Tangiers Note matures on November 13, 2015 (“Maturity Date”).

On May 6, 2015, Blue Water repaid the Tangier’s Note in full.  In accordance with this payment, the Tangier’s Note was cancelled and returned to Blue Water.  Blue Water has no further obligation to Tangier’s.

No shares of Blue Water’s common stock were issued to Tangier’s.

Repayment of Convertible Note to Cardinal Capital Group, Inc.

On November 14, 2014 (“Closing Date”), Blue Water completed the sale of a Convertible Promissory Note (“Cardinal Note”) in the principal amount $33,500 to Cardinal Capital Group, Inc. (“Cardinal Group”).  The Cardinal Note has an Original Issue Discount (“OID”) of $3,500 and carries a one-time interest charge of 12% payable on the entire principal amount.  The Cardinal Note matures on November 14, 2016 (“Maturity Date”).

On May 6, 2015, Blue Water repaid the Cardinal Note in full.  In accordance with this payment, the Cardinal Note was cancelled and returned to Blue Water.  Blue Water has no further obligation to Cardinal.

No shares of Blue Water’s common stock were issued to Cardinal.

Repayment of Black Mountain Equities, Inc. (Tranche #1)

On December 22, 2014, in consideration of $225,000 ("Consideration"), Blue Water issued a Convertible Note ("BLE Note") in the original principal amount of $250,000 ("Original Principal Amount") to Black Mountain Equities, Inc. ("BLE").  The Original Principal Amount carries an Original Issue Discount (“OID”) of $25,000.  Blue Water received $25,000 in initial consideration from the BLE Note upon execution.

On May 6, 2015, Blue Water repaid the initial tranche of BLE Note financing in full.

No shares of Blue Water’s common stock were or have been issued to BLE.

Repayment of Convertible Note to Auctus Private Equity Fund, LLC.

On November 19, 2014 (“Closing Date”), Blue Water completed the sale of a Convertible Promissory Note (“Auctus Note”) in the principal amount $56,500 with an interest rate of 8% per annum pursuant to the terms of a Securities Purchase Agreement between Auctus Private Equity Fund, LLC (“Auctus”) and Blue Water (“Auctus Agreement”).  The Auctus Note matures on August 19, 2015 (“Maturity Date”).

On May 7, 2015, Blue Water repaid the Auctus Note in full.  In accordance with this payment, the Auctus Note was cancelled and returned to Blue Water.  Blue Water has no further obligation to Auctus.

No shares of Blue Water’s common stock were issued to Auctus.

Repayment of Convertible Note to Macallan Partners.

On November 19, 2014 (“Closing Date”), Blue Water completed the sale of a Convertible Promissory Note (“Macallan Note”) in the principal amount $50,000 to Macallan Partners (“Macallan”).  The Macallan Note bears interest at a rate of 8% and matures on December 1, 2015 (“Maturity Date”).

On May 11, 2015, Blue Water repaid the Macallan Note in full.  In accordance with this payment, the Macallan Note was cancelled and returned to Blue Water.  Blue Water has no further obligation to Macallan.

No shares of Blue Water’s common stock were issued to Macallan.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE WATER GLOBAL GROUP, INC.

Dated: May 12, 2015

By:

/s/ J. Scott Sitra

J. Scott Sitra

President and Chief Executive Officer

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